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                                                                    Exhibit 99.2

                           Merry Land Properties, Inc.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                           MERRY LAND PROPERTIES, INC.

     The undersigned hereby appoints John W. Lee, Jr. and Eleonora P. Gillion and each of them, proxies, with power of substitution and revocation, acting by majority of those present and voting or if only one is present and voting then that one, to vote the common shares of which the undersigned is entitled to vote as designated herein, at the special meeting of shareholders to be held at 209 Seventh Street, Suite 300, Augusta, Georgia, on ________, __, 2003 at 10:00 a.m., local time, and at any adjournment thereof, with all the powers the undersigned would possess if present.

     THIS PROXY CARD WILL BE VOTED AS DIRECTED. IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY CARD WILL BE VOTED IN THE DISCRETION OF THE PROXIES "FOR" PROPOSAL 1, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

[X] Please mark votes as in this example.

1. To approve and adopt the Agreement and Plan of Merger, dated as of February 19, 2003, among Cornerstone Realty Income Trust, Inc., a Virginia corporation, Cornerstone Merger Sub, Inc., a Georgia corporation and a wholly-owned subsidiary of Cornerstone, and Merry Land Properties, Inc., the merger and the other transactions contemplated by the merger agreement.

                      FOR[_]     AGAINST [_]    ABSTAIN [_]

2. In their discretion, the proxies are authorized to vote upon such other matter(s) which may properly come before the meeting or any and all continuation(s) or adjournment(s) thereof. The proxies may propose and vote for one or more adjournments to permit further solicitations of proxies. No proxy voted against the proposal to adopt the merger agreement, the merger and the other transactions contemplated by the merger agreement will be voted in favor of any adjournment.

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  [_]    MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW

_______________________


This proxy card should be marked, dated and signed by the shareholder(s) exactly as his, her or its name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in partnership name by an authorized person. If shares are held by joint tenants or as community property, all should sign.

                                           _____________________________________
                                                    Signature of Shareholder

                                           Date: _________________________, 2003

                                           _____________________________________
                                                 Signature if held jointly

PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED PREPAID ENVELOPE.

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